UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2009 (July 31, 2009)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9901 IH 10 West, Suite 800
San Antonio, TX 78230
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   210-477-8537
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 31, 2009, GenSpera, Inc. (“Company”) entered into a Securities Purchase Agreements with a number of accredited and institutional investors (“Investors”).  Pursuant to the terms of the Securities Purchase Agreements, the Company offered and sold the Investors an additional 604,456 units resulting in gross proceeds to the Company of approximately $906,666.67.  This securities sold were part of the Company’s June and July offering.  The price per unit was $1.50.  Each unit consists of: (i) one share of the Company’s common stock (“Shares”); and (ii) one half Common Stock Purchase Warrant (“Warrant”).  The Warrants have a term of five years and entitle the Investors to purchase the Company’s common shares at a price per share of $3.00.  The Warrants also contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or stock dividends and fundamental transactions.  The provisions do not provide for any adjustment in the event of subsequent equity sales or transactions.  The Warrants are also callable by the Company in the event the Company’s common stock becomes publically traded and certain other conditions, as described in the Warrants, are met.  All terms and conditions of the offering were identical to those of the Company’s June 30, 2009 closing which was previously disclosed on the Company’s Current Report filed with the United States Securities and Exchange Commission on Form 8-K on July 6, 2009.

Pursuant to the offering (collectively the June 29, 30 and July 31 closings), the Company sold a total of 2,025,344 units resulting in gross proceeds to us of approximately $3,038,000.  We incurred a total of $222,050 in fees and expenses in connection with the transaction.  Of this amount, $50,000 was paid through the issuance of 33,334 units. We also issued a total of 83,895 additional common stock purchase warrants as compensation to certain finders.

The Company also entered in to a Registration Rights Agreements with the Investors.  The agreement grants the Investors certain registration rights with regard to the Shares and the shares underlying the Warrants.  The Registration Rights Agreement provides for penalties to be paid in restricted shares in the event the Company: (i) fails to file a registration statement or have such registration statement declared effective within a certain period of time; or (ii) fails to maintain the registration statement effective until all the securities registered therein are sold or are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions.  On July 31, 2009 the Company filed a registration statement on Form S-1 covering the Shares and shares underlying the Warrants.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of the Securities Purchase Agreements, Common Stock Purchase Warrant, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02 and 10.03 respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statement and Exhibits.

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of Securities Purchase Agreement – June 30, 2009		8-K	10.02	333-153829	7/6/09

10.02	Form of Common Stock Purchase Warrant		8-K	10.03	333-153829	7/6/09

10.03	Form of Registration Rights Agreement – June 30, 2009		8-K	10.05	333-153829	7/6/09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne
Chief Executive Officer

Dated: August 3, 2009

INDEX OF EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of Securities Purchase Agreement – June 30, 2009		8-K	10.02	333-153829	7/6/09

10.02	Form of Common Stock Purchase Warrant		8-K	10.03	333-153829	7/6/09

10.03	Form of Registration Rights Agreement – June 30, 2009		8-K	10.05	333-153829	7/6/09